U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 19, 2001


                         Commission file number 0-22464



                                KOALA CORPORATION
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             (Exact name of Registrant as specified in its charter)

            COLORADO                                      84-1238908
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

             11600 East 53rd Avenue, Unit D, Denver, Colorado        80239
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               (Address of principal executive offices,            Zip Code)

                                 (303) 574-1000
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              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 5.  OTHER EVENTS

         On October 19, 2001, Randy Stein joined the Board of Directors of Koala Corporation. Stein, a former principal at PricewaterhouseCoopers LLP, joins the board with diverse experience working on behalf of both public and private companies. Stein, who will serve on Koala's audit committee, also sits on the board of publicly traded Westport Resources (NYSE-WRC), where he is chairman of the company's audit committee.

         At PricewaterhouseCoopers, Stein led the Tax Practice of the company's Denver office. His responsibilities included client service delivery, new business development, profitability, budgeting, operations and human resource management. He also integrated the merged Denver tax practices of Coopers & Lybrand L.L.P. and Price Waterhouse.

         Prior to completing his 20-year tenure with PricewaterhouseCoopers, Stein served as an executive officer of a Fortune 1000 oil and gas company, where he participated in the consummation of more than $1 billion in acquisitions during a six-year period, and assisted in the creation of one of the first publicly traded royalty trusts. Stein received his bachelor's of science degree in accounting from Florida State University.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)      Exhibits

                      Exhibit No.                  Description
                      -----------                  -----------
                          99.1          Press Release dated October 19, 2001

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                KOALA CORPORATION
Date:  October 19, 2001     By:  /s/ Mark A. Betker
                                 -----------------------------------
                                     Mark A. Betker
                                     Chairman and Chief Executive Officer